UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 12, 2010

CHEVIOT FINANCIAL CORP.
(Exact Name of Registrant as Specified in Charter)

Federal	0-50529	56-2423750
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

3723 Glenmore Avenue, Cheviot, Ohio		45211
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:                                                                                     (513) 661-0457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 12, 2010, Cheviot Financial Corp. (“Cheviot Financial”), its wholly owned subsidiary, Cheviot Savings Bank, and Cheviot Merger Subsidiary, Inc. (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Franklin Corporation (“First Franklin”) and its wholly-owned subsidiary, The Franklin Savings and Loan Company (“Franklin Savings”).

Merger Agreement

The Merger Agreement provides for a business combination whereby Merger Subsidiary will merge with and into First Franklin (the “Merger”).  As a result of the Merger, the separate corporate existence of Merger Subsidiary will cease and First Franklin will continue as the surviving corporation in the Merger.  At the effective time of the Merger, each share of common stock, par value $0.01 per share, of First Franklin (other than shares owned by First Franklin, Cheviot Financial, Cheviot Savings Bank and Merger Subsidiary) will be converted into the right to receive $14.50 in cash.  Each First Franklin stock option outstanding at the time of the closing will be converted into an amount of cash equal to the positive difference, if any, between $14.50 and the exercise price of such stock option.

The Merger is subject to the approval of a majority of First Franklin’s stock outstanding and entitled to vote at a meeting of stockholders, the attainment of regulatory approvals and other customary closing conditions.  The Merger Agreement contains customary representations, warranties and covenants of Cheviot Financial, Cheviot Savings Bank, Merger Subsidiary, First Franklin and Franklin Savings.

First Franklin and Franklin Savings have generally agreed not to solicit proposals relating to, or enter into discussions concerning, alternative mergers, consolidations, acquisitions or other business combination transactions.

The Merger Agreement contains certain termination rights for both Cheviot Financial and First Franklin, including allowing First Franklin to terminate the Merger Agreement if First Franklin has received an acquisition proposal that First Franklin’s board of directors reasonably determines to be superior to the Merger from a financial point-of-view to First Franklin’s stockholders.  Further, upon termination of the Merger Agreement under certain circumstances, First Franklin may be required to pay Cheviot Financial a termination fee of $980,000.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Cautionary Notice Regarding Forward Looking Statements

Certain statements in this Current Report on Form 8-K contain forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document.  For example, (1) First Franklin may be unable to obtain stockholder approval required for the transaction; (2) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on First Franklin or Cheviot Financial or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the business of First Franklin or Cheviot Financial may suffer as a result of uncertainty surrounding the transaction; and (5) First Franklin or Cheviot Financial may be adversely affected by other economic, business, and/or competitive factors.  Cheviot Financial undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Item 8.01                      Other Events.

On October 13, 2010, Cheviot Financial issued a press release announcing the signing of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.                      Description

2.1
Agreement and Plan of Merger, dated as of October 12, 2010, among Cheviot Financial Corp., Cheviot Merger Subsidiary, Inc., Cheviot Savings Bank, First Franklin Corporation and The Franklin Savings and Loan Company

99.1	Press Release dated October 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEVIOT FINANCIAL CORP.

DATE: October 13, 2010	By: /s/ Thomas J. Linneman________________________________
Thomas J. Linneman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                      Description

2.1
Agreement and Plan of Merger, dated as of October 12, 2010, among Cheviot Financial Corp., Cheviot Merger Subsidiary, Inc., Cheviot Savings Bank, First Franklin Corporation and The Franklin Savings and Loan Company

99.1	Press Release dated October 13, 2010